Exhibit 10.2
EXECUTION COPY
SIXTH AMENDMENT TO
SENIOR CREDIT AGREEMENT
This SIXTH AMENDMENT TO SENIOR CREDIT AGREEMENT, dated as of June 7, 2010 (this “Amendment”), is entered into by and among SOUTHWEST GEORGIA ETHANOL, LLC, a Georgia limited liability company (the “Borrower”), each of the Lenders party hereto and WESTLB AG, NEW YQRK BRANCH, as Administrative Agent for the Lenders.
WHEREAS, pursuant to the Senior Credit Agreement, dated as of November 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”), among the Borrower, each of the Lenders from time to time party thereto, the Administrative Agent, WestLB AG, New York Branch, as Collateral Agent for the Senior Secured Parties, and WestLB AG, New York Branch, as sole lead arranger, bookrunner and syndication agent, the Lenders agreed to make a credit facility available to the Borrower, subject to the terms and conditions set forth therein;
WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement to, among other things, eliminate a mandatory prepayment of the Working Capital Loans, as further described below; and
WHEREAS, the Lenders have agreed to amend the Credit Agreement to eliminate such mandatory prepayment in consideration for, among other things, a quarterly payment by the Borrower of a portion of the Working Capital Loans, a deemed increase in the Applicable Margin and the payment by the Borrower of an interest premium, on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Credit Agreement and herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
2. Amendments to the Credit Agreement and Exhibit A thereto.
(a)	Section 3.03(b) is hereby deleted and replaced with the following:
(b) The Borrower unconditionally and irrevocably promises to pay to the Administrative Agent for the ratable account of each Working Capital Lender on each Quarterly Payment Date commencing with the Quarterly Payment Date on September 30, 2010 through the Working Capital Loan Maturity Date $150,000 of the then outstanding principal amount of the Working Capital Loans; provided that such principal payments shall not permanently reduce the Working Capital Loan Available Amount. Any outstanding Working Capital Loans shall be repaid in full on the Working Capital Loan Maturity Date.
Sixth Amendment
To Credit Agreement

(b)	The following is hereby added as a new Section 3.06(c):
(c) Upon any non-compliance by the Borrower with Section 7.02(w) (Minimum Working Capital) for any Quarterly Period commencing after June 7, 2010, upon notice from the Administrative Agent to the Borrower, the Borrower shall pay, in addition to the interest accrued on the Loans during such Quarterly Period, additional interest (before as well as after judgment) on the Loans at five percent (5%) per annum (such five percent (5%) per annum, the “Interest Premium”) in respect of such Quarterly Period of non-compliance. Interest Premium shall be due and payable in the manner set forth in the Accounts Agreement.
(c)	Section 3.09(a) is hereby deleted in its entirety and replaced with the following:
(a) The Borrower shall have the right at any time, and from time to time, to repay the Term Loans or the Working Capital Loans, in whole or in part, upon not fewer than three (3) Business Days’ prior written notice to the Administrative Agent; provided, that prior to September 30, 2011 the Borrower shall not prepay the Working Capital Loans, in whole or in part, unless the Debt Service Reserve Account is fully funded to the Debt Service Reserve Required Amount.
(d)	Section 3.10(d) is hereby deleted in its entirety and replaced with the following:
(d) [Intentionally Omitted]
(e) Section 3.10(t) is hereby amended by deleting the words “(other than pursuant to Section 3.10(d))” in the introduction thereof.
(f) Section 3.10(g) is hereby amended by deleting the words “(other than pursuant to Section 3.10(d))” therefrom.
(g)	Section 6.04(b) is hereby deleted and replaced with the following:
(b) Funding Notice. The Administrative Agent shall have received (i) a Working Capital Loan Funding Notice, as required by and in accordance with Section 2.04 (Notice of Fundings), together with certified evidence of the Working Capital Expenses then due and payable with respect to which such Funding has been requested, (ii) the two most recent Borrowing Base Certificates required to be delivered pursuant to Section 7.03(n) (Reporting Requirements — Borrowing Base Certificate), executed by an Authorized Officer of the Borrower, together with supporting schedules, which certificates shall be attached and in substance satisfactory to the Administrative Agent, (iii) a Borrowing Base Certificate dated as of the date of such Working Capital Loan Funding Notice executed by an Authorized Officer of the Borrower, together with supporting schedules, which certificate shall be attached and in substance satisfactory to the Administrative Agent, (iv) a certificate dated as of the date of such Working Capital Loan Funding Notice setting forth a calculation of the Asset Base executed by an Authorized Officer of the Borrower, which certificate shall be attached and in substance satisfactory to the Administrative Agent and (v) projections in form and substance reasonably satisfactory to the Administrative Agent demonstrating that, as of the last day of each calendar month during the Projection Period, Current Assets (net of cash and Cash Equivalents) of the Borrower shall be equal to or greater than the Borrowing Base as set forth in the Borrowing Base Certificate dated as of the date of such Working Capital Loan Funding Notice and a certificate of a Financial Officer of the Borrower certifying as to the reasonableness of the underlying assumptions and the conclusions on which such projections are based.
Sixth Amendment
To Credit Agreement

(h)	Section 7.01(w) is hereby deleted and replaced with the following:
(w) Debt Service Reserve. The Borrower shall ensure that the Debt Service Reserve Account (i) is fully funded to the Debt Service Reserve Required Amount on or before September 30, 2011 and (ii) thereafter remains fully funded at the Debt Service Reserve Required Amount.
(i)	Section 7.02(s)(iv) is hereby deleted and replaced with the following:
(iv) (A) each of the Debt Service Reserve Account and the Working Capital Reserve Account is fully funded to any applicable required level and (B) all Permitted Interest Premium Amounts as of such Quarterly Payment Date shall have been paid on such Quarterly Payment Date regardless of whether such Permitted Interest Premium Amounts are then due and payable;
(j)	Section 7.02(w) is hereby added to the Credit Agreement:
(w) Minimum Working Capital. The Borrower shall not permit Working Capital (measured on the last day of each Fiscal Quarter) to be less than the amount set forth below in respect of such Fiscal Quarter:

Fiscal Quarter Ending	Working Capital (in Millions)

June 30, 2010	$(12)

September 30, 2010	$(9)

December 31, 2010 and thereafter	$(7)
Notwithstanding anything to the contrary set forth in any Financing Document, the failure of the Borrower to comply with this Section 7.02(w) shall not constitute a Default or an Event of Default.
(k)	Exhibit A is hereby amended by adding the following definitions thereto:
“Asset Base” means on any date the average of the Borrowing Base set forth on the Borrowing Base Certificates delivered to the Administrative Agent (a) pursuant to Section 7.03(n) for the month immediately preceding such date, (b) pursuant to Section 7.03(n) for the month immediately preceding such month and (c) pursuant to Section 6.04(b) for such date.
“Current Assets” means, at any time and in each case without duplication, the sum of (a) the line items on the most recent financial statements of the Borrower delivered to the Administrative Agent prior to such time entitled “total cash & equivalents” (less the sub-line items of such line item entitled “capital insurance company bond” and “sub debt service reserve account”) and “other current assets”, (b) the face amount (less reserves, maximum discounts, credits and allowances that may be taken by or granted to the Account Debtor thereof in connection therewith) of all Eligible Accounts for the Project that are set forth in the Borrowing Base Certificate then most recently delivered by the Borrower to the Administrative Agent and (c) the Value of no more than sixty (60) days of Eligible Inventory for the Project as set forth in the Borrowing Base Certificate then most recently delivered by the Borrower to the Administrative Agent; in each case computed in a manner consistent with the financial statements delivered to the Administrative Agent pursuant to Section 7.03(a) (Reporting Requirements).
Sixth Amendment
To Credit Agreement

“Current Liabilities” means, at any time and in each case without duplication, the sum of the line items on the most recent financial statements of the Borrower delivered to the Administrative Agent prior to such time entitled “accounts payable”, “accrued expenses”, and “current portion of long term debt” (which shall include the outstanding amount of the Working Capital Loans); in each case computed in a manner consistent with the financial statements delivered to the Administrative Agent pursuant to Section 7.03(a) (Reporting Requirements).
“Interest Premium” has the meaning provided in Section 3.06(c).
“Permitted Interest Premium Amount” means, in respect of any Quarterly Period commencing after June 7, 2010, the amount of Interest Premium that would have been paid in respect of such Quarterly Period with respect to the Loans had the Construction/Term Applicable Margin or Working Capital Applicable Margin been, in each case during such Quarterly Period, 5.75% per annum in the case of Eurodollar Loans and 4.75% in the case of Base Rate Loans (it being acknowledged that for purposes of and as permitted by Section 5.3(b) of the Intercreditor Agreement such calculation shall be deemed to be an increase of two percent (2%) per annum in the Applicable Margin agreed to by the Borrower and the Lenders).
“Projection Period” means, in respect of any Working Capital Loan Funding Notice, the period covered by the two Borrowing Base Certificates required to be delivered pursuant to Section 7.03(n) (Reporting Requirements — Borrowing Base Certificate) immediately following the date of such Working Capital Loan Funding Notice; provided, that such period shall not exceed sixty (60) days from the date of such Working Capital Loan Funding Notice.
“Working Capital” means the excess (or deficit) of (a) Current Assets over (b) Current Liabilities.
(1) The following definitions are deleted from Exhibit A and replaced with the following:
“Working Capital Loan Available Amount” means up to fifteen million Dollars ($15,000,000); provided that the Working Capital Loan Available Amount shall not exceed the Asset Base, as certified from time to time by the Borrower.
“Working Capital Loan and LC Available Amount” means up to fifteen million Dollars ($15,000,000); provided that the Working Capital Loan and LC Available Amount shall not exceed the Asset Base, as certified from time to time by the Borrower.
3. Limited Waiver.
(a)	The Borrower failed to deliver the Borrowing Base Certificate relating to March 2010 (the “March 2010 Borrowing Base Certificate”) to the Administrative Agent by April 15, 2010 as required pursuant to Section 7.03(n) (Borrowing Base Certificate) of the Credit Agreement. Such failure constituted (i) a Default until May 15, 2010 and (ii) an Event of Default from May 15, 2010 until such failure was cured on May 17, 2010. The Borrower failed to deliver the notice of such Default to the Administrative Agent by April 20, 2010 as required pursuant to Section 7.03(e) (Notice of Default or Event of Default) of the Credit Agreement. Such failure constituted an Event of Default until such failure was cured on April 26, 2010. Pursuant to Section 3.06(b) (Default Interest Rate) of the Credit Agreement, the Borrower was required to pay interest on the Loans at the rate that would otherwise be applicable thereto plus two percent (2%) per annum (such two percent (2%) per annum is hereinafter referred to as “Default Interest”) while any such Event of Default was continuing.
Sixth Amendment
To Credit Agreement

(b)	The Borrower failed to deliver the Borrowing Base Certificate relating to April 2010 (the “April 2010 Borrowing Base Certificate”) to the Administrative Agent by May 15, 2010 as required pursuant to Section 7.03(n) (Borrowing Base Certificate) of the Credit Agreement. Such failure constituted a Default until such failure was cured on May 17, 2010.

(c)	The Borrower has requested that the Lenders waive each such Default and Event of Default and all Default Interest with respect thereto.

(d)	The Lenders agree to waive each such Default and Event of Default and all Default Interest with respect thereto.

(e)	The Lenders agree to waive any mandatory prepayment requirement arising under Section 3.10(d) (Mandatory Prepayment) of the Credit Agreement with respect to the March 2010 Borrowing Base Certificate and the April 2010 Borrowing Base Certificate.
4. Consent. Each Lender hereby consents to the amendments to the Accounts Agreement set forth in the Fourth Amendment to Accounts Agreement attached hereto as Exhibit A (the “Accounts Agreement Amendment”).
5. Direction to Agents. Each Lender hereby directs the Administrative Agent (i) to execute this Amendment and (ii) to take such other actions as are deemed reasonably necessary or appropriate to effect the transactions contemplated by this Amendment. Each Lender hereby directs the Administrative Agent, the Collateral Agent and the Accounts Bank (i) to execute the Accounts Agreement Amendment and (ii) to take such other actions as are deemed reasonably necessary or appropriate to effect the transactions contemplated by the Accounts Agreement Amendment.
6. Conditions to Effectiveness. This Amendment shall become effective upon the execution of a counterpart hereof by each of the Borrower, the Required Lenders, the Administrative Agent and the Working Capital Lenders.
7. Certification by the Borrower. This Amendment is made in reliance on the Borrower’s certifications that (i) as of the date hereof, no Default or Event of Default that has not been waived pursuant hereto has occurred and is continuing under the Credit Agreement or any other Financing Document and (ii) all of the representations and warranties contained herein and in each other Financing Document are true and correct in all respects, except to the extent that such representations or warranties expressly relate solely to an earlier date.
Sixth Amendment
To Credit Agreement

8. Limited Purpose; Effect on Credit Agreement. Except as expressly amended hereby or otherwise provided herein, (i) all of the terms and conditions of the Credit Agreement and all other Financing Documents remain in full force and effect, and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, and (ii) nothing in this Amendment shall constitute a waiver by the Lenders of any Default or Event of Default, or shall constitute a waiver by the Lenders of any right, power or remedy available to the Lenders or the other Senior Secured Parties under the Credit Agreement, whether any such defaults, rights, powers or remedies presently exist or arise in the future. The Credit Agreement shall, together with the amendments set forth herein, be read and construed as a single agreement. All references in the Credit Agreement and any related documents, instruments and agreements shall hereafter refer to the Credit Agreement, as amended hereby.
9. Authority; Etc. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within its organizational authority and have been duly authorized by all necessary organizational action on the part of, and this Amendment has been duly and validly executed by, the Borrower.
10. Miscellaneous.
(a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(b) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or the Credit Agreement for any other purpose or be given any substantive effect.
(c) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.
(d) Delivery of an executed counterpart of a signature page of this Amendment by telecopy or portable document format shall be effective as delivery of a manually executed counterpart of this Amendment.
(e) This Amendment constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.
[Remainder of page intentionally blank. Next page is signature page.]
Sixth Amendment
To Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Senior Credit. Agreement to be executed as of the date first written above.

SOUTHWEST GEORGIA ETHANOL, LLC As Borrower
By:	/s/ Lawrence A. Kamp
	Name:	Lawrence A. Kamp
	Title:	Chief Financial Officer

WESTLB AG, NEW YORK BRANCH, As Administrative Agent
By:	/s/ E. Keith Min
	Name:	E. Keith Min
	Title:	Managing Director

By:	/s/ Dominick D’Ascoli
	Name:	Dominick D’Ascoli
	Title:	Director

WESTLB AG, NEW YORK BRANCH, As Lender
By:	/s/ Petra Beckert
	Name:	Petra Beckert
	Title:	Executive Director

By:	/s/ Dominick D’Ascoli
	Name:	Dominick D’Ascoli
	Title:	Director

AGFIRST FARM CREDIT BANK, As Lender
By:	/s/ G. Banks Halloran
	Name:	G. Banks Halloran
	Title:	Assistant Vice President
Sixth Amendment
To Credit Agreement

BANK OF CAMILLA, As Lender
By:	/s/
Name:
Title:

COBANK, ACB, As Lender
By:	/s/ William P. McOmie
	Name:	William P. McOmie
	Title:	Vice President, Special Assets

FARM CREDIT BANK OF TEXAS, As Lender
By:	/s/ Alan Robinson
	Name:	Alan Robinson
	Title:	Vice President

AGCOUNTRY FARM CREDIT SERVICES, FCLA, as Lender
By:	/s/ Randolph L. Aberle
	Name:	Randolph L. Aberle
	Title:	Vice President
Sixth Amendment
To Credit Agreement